Exhibit 99.1

Quanterix Announces Appointment of Brian Blaser to Board of Directors

Billerica, Mass. – Jan. 9, 2023 — Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery through ultrasensitive biomarker detection, today announced that it has appointed Brian Blaser to its Board of Directors effective as of January 6, 2023.

Mr. Blaser brings over 25 years of senior leadership experience in the in-vitro diagnostics industry, including 15 years at Abbott Laboratories where he was responsible for the company’s global diagnostics organization, including its core laboratory, point of care, rapid diagnostics, and molecular diagnostics businesses. While at Abbott, he was responsible for the launch of the Alinity family of laboratory instruments and oversaw the acquisition of Alere that made Abbott the global leader in point-of-care and rapid diagnostic testing. Most recently, Mr. Blaser served as a Senior Advisor to McKinsey and is currently a Director and Chair of the Audit Committee for Rockley Photonics. Over his career, he has held key leadership positions in operations, finance, and engineering with the Ortho Clinical Diagnostics division of Johnson & Johnson, Eastman Kodak, and General Motors.

“Throughout his career, Brian has defined and implemented transformational strategies to accelerate growth, increase scale, and dramatically improve profitability,” said Masoud Toloue, CEO at Quanterix. “His history of strategic leadership and breadth of operational excellence further strengthens the collective expertise of our board, and we look forward to leveraging his deep knowledge and experience across clinical and diagnostics settings.”

“I have always been passionate about building diverse teams that thrive on a foundation of exceptional performance, teamwork, and accountability, and I am excited to bring this passion to Quanterix’s Board of Directors at a time when the company is poised for continued success,” said Blaser. “Having led teams that have implemented transformative business strategies to accelerate growth and expansion, I look forward to guiding the company’s mission-critical work as it transitions deeper into its diagnostics strategy.”

Mr. Blaser received his Master of Business Administration from the Rochester Institute of Technology and his Bachelor of Science in Mechanical Engineering Technology from the University of Dayton. He currently serves as Chair of the University of Dayton School of Engineering Advisory Council and as Chairman of the Board of Trustees for Cristo-Rey St. Martin College Prep. Mr. Blaser has also served on the Board of Directors for AdvaMed.

“Brian’s proven experience and significant achievements in diagnostics will be invaluable additions to the company as it continues to expand its commercial potential,” said Martin Madaus, Ph.D., Chairman of Quanterix’s Board of Directors. “On behalf of the entire board, I am delighted that Brian has decided to step into this new role.”

To learn more about Quanterix, visit www.quanterix.com/about. To learn more about Quanterix’s Simoa® technology, visit: https://www.quanterix.com/technology.

About Quanterix

From discovery to diagnostics, Quanterix’s ultrasensitive biomarker detection is fueling breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa® technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Limit of Quantification (LoQ) of conventional analog methods. Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 2,000 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Media Contact:

Maya Nimnicht, PAN Communications

(510) 334-6273

pan.quanterix@pancomm.com

Investor Relations Contact:

Amy Achorn, Quanterix

(978) 488-1854

ir@quanterix.com